Exhibit 10.22

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. REDACTED INFORMATION HAS BEEN MARKED “REDACTED”

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (this “Agreement”) dated ________02/03_______, 2025 is entered into by and between (i) Mercurity Fintech Holding Inc., an exempted company with limited liability organized and existing under the laws of the Cayman Islands (the “Company”), and (ii) the Person whose name is set forth on the signature page hereto (the “Purchaser”).

RECITALS

WHEREAS, the Purchaser desires to subscribe for and purchase, and the Company desires to issue and sell, an Unsecured Convertible Promissory Note (the “Note”) in the principal amount of three million and five hundred thousand dollars (US$3,500,000) pursuant to the terms and conditions set forth in this Agreement and Note, in the form attached hereto as Exhibit A;

WHEREAS, at the election of the holder of the Note, such Note shall be convertible into certain number of ordinary shares of the Company (the “Conversion Shares”), pursuant to the terms and conditions set forth in this Agreement and Note.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements set forth herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the Parties hereto, intending to be legally bound, agrees as follows:

ARTICLE I

DEFINITION AND INTERPRETATION

Section 1.01 Definition, Interpretation and Rules of Construction

(a) As used in this Agreement, the following terms have the following meanings:

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person; provided that none of the Company, nor any of its Subsidiaries shall be considered an Affiliate of the Purchaser. For purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have correlative meanings.

“Applicable Law” means, with respect to any Person, any transnational, domestic or foreign, state or local law (statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation, order, injunction, judgment, decree, ruling or other similar requirement enacted, adopted, promulgated or applied by a Governmental Authority that is binding upon or applicable to such Person, as amended unless expressly specified otherwise.

“Business Day” means any day other than a Saturday, Sunday or another day on which commercial banks in the state of New York are required or authorized by law or executive order to be closed.

“Company Fundamental Warranties” means any representations and warranties of the Company contained in Section 4.01.

“Company SEC Documents” means all registration statements, proxy statements and other statements, reports, schedules, forms and other documents required to be filed or furnished by the Company with the SEC pursuant to the Exchange Act and the Securities Act and all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein, in each case, filed or furnished with the SEC.

“Condition” means any condition to any Party’s obligation to effect the Closing as set forth in Article III, and collectively, the “Conditions.”

“Conversion Shares” means the Ordinary Shares issuable pursuant to the terms of the Note.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Governmental Authority” means any supranational, national, provincial, state, municipal, local or other government, whether U.S. or any instrumentality, subdivision, administrative agency or commission thereof, court, other governmental authority or regulatory body or instrumentality, or any quasi-governmental or private body exercising any regulatory, taxing, importing or other governmental or quasi-governmental authority or any self-regulatory agency (including any stock exchange).

“Material Adverse Effect” with respect to a Party means any event, fact, circumstance or occurrence that, individually or in the aggregate with any other events, facts, circumstances or occurrences, results in or would reasonably be expected to result in a material adverse change in or a material adverse effect on (i) the financial condition, business or operations of such Party and its Subsidiaries taken as a whole, or (ii) the ability of such Party to consummate the transactions contemplated by the Transaction Agreements and to timely perform its obligations hereunder and thereunder; provided that in determining whether a Material Adverse Effect has occurred under clause (i) above, there shall be excluded any events, facts, circumstances or occurrences relating to or arising in connection with (a) changes in generally accepted accounting principles that are generally applicable to comparable companies (to the extent not materially disproportionately affecting such Party and its Subsidiaries), (b) changes in general economic and market conditions and capital market conditions or changes affecting any of the industries in which such Party and its Subsidiaries operate generally (in each case to the extent not materially disproportionately affecting such Party and its Subsidiaries). (c) the announcement or disclosure of this Agreement or any other Transaction Agreement or the consummation of the transactions hereunder or thereunder, or any act or omission required or specifically permitted by this Agreement and/or any other Transaction Agreement, (d) any pandemic (including the COVID-19 pandemic (or any mutation or variation of the underlying virus thereof or related health condition)), earthquake, typhoon, tornado or other natural disaster or similar force majeure event, (e) in the case of the Company, any failure to meet any internal or public projections, forecasts, or guidance, or (f) in the case of the Company, any change in the Company’s stock price or trading volume, in and of itself; provided further that the underlying causes giving rise to or contributing to any such change or failure under sub-clause (e) or (f) shall not be excluded in determining whether a Material Adverse Effect has occurred except to the extent such underlying causes are otherwise excluded pursuant to any of sub-clauses (a) through (d).

“Nasdaq” means The Nasdaq Stock Market LLC.

“Ordinary Shares” means the ordinary shares, par value US$0.004 per share, in the share capital of the Company.

“Parties” means, collectively, the Company and the Purchaser.

“Person” means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization.

“Purchaser Fundamental Warranties” means any representations and warranties of the Purchaser contained in Section 4.02.

“SEC” means the Securities and Exchange Commission of the United States of America or any other federal agency at the time administering the Securities Act.

“

Securities” means individually or collectively the Note and the Conversion Shares.

“Securities Act” means the Securities Act of 1933, as amended, and all of the rules and regulations promulgated thereunder.

“Subscription Amount” means, as to each Purchaser, the aggregate amount to be paid for Note purchased hereunder as specified below such Purchaser’s name on the signature page of this Agreement and next to the heading “Subscription Amount” in immediately available funds. The aggregate “Subscription Amount” shall be US$3,500,000.00.

“Subsidiary” of a Party means any organization or entity, whether incorporated or unincorporated, which is controlled by such Party and, for the avoidance of doubt, the Subsidiaries of a Party shall include any variable interest entity over which such Party or any of its Subsidiaries effects control pursuant to contractual arrangements and which is consolidated with such Party in accordance with generally accepted accounting principles applicable to such Party and any Subsidiaries of such variable interest entity.

“Subject Securities” means, collectively, the Note, and if applicable, Conversion Shares.

“Transaction Agreements” means, collectively, this Agreement, the Note and each of the other agreements and documents entered into or delivered by the parties hereto or their respective Affiliates in connection with the transactions contemplated by this Agreement.

“Trading Market” means any of the following markets or exchanges on which the Ordinary Shares are listed or quoted for trading on the date in question: the NYSE MKT, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, the OTCQB or the OTC Markets (or any successors to any of the foregoing).

(b) In this Agreement, except to the extent otherwise provided or that the context otherwise requires:

(i) The words “Party” and “Parties” shall be construed to mean a party or the parties to this Agreement, and any reference to a party to this Agreement or any other agreement or document contemplated hereby shall include such party’s successors and permitted assigns.

(ii) When a reference is made in this Agreement to an Article, Section, Exhibit, Schedule or clause, such reference is to an Article, Section, Exhibit, Schedule or clause of this Agreement.

(iii) The headings for this Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement.

(iv) Whenever the words “include,” “includes” or “including” are used in this Agreement, they are deemed to be followed by the words “without limitation.”

(v) The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement.

(vi) All terms defined in this Agreement have the defined meanings when used in any certificate or other document made or delivered pursuant hereto, unless otherwise defined therein.

(vii) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms.

(viii) The use of “or” is not intended to be exclusive unless expressly indicated otherwise.

(ix) The term “$” or “US$” means United States Dollars.

(x) The word “will” shall be construed to have the same meaning and effect as the word “shall.”

(xi) References to “law,” “laws” or to a particular statute or law shall be deemed also to include any and all Applicable Law.

(xii) A reference to any legislation or to any provision of any legislation shall include any modification, amendment, re-enactment thereof, any legislative provision substituted therefor and all rules, regulations and statutory instruments issued or related to such legislation.

(xiii) References herein to any gender include the other gender.

(xiv) The parties hereto have each participated in the negotiation and drafting of this Agreement and if any ambiguity or question of interpretation should arise, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or burdening any Party by virtue of the authorship of any of the provisions in this Agreement or any interim drafts thereof.

ARTICLE II

PURCHASE AND SALE; CLOSING

Section 2.01 Purchase and Sale of Securities.

(a) Upon the terms and subject to the conditions of this Agreement and subject to applicable laws, at Closing (as defined below), the Purchaser hereby agrees to subscribe for and purchase, and the Company hereby agrees to issue and sell to the Purchaser, the Note in consideration of the Purchaser’s payment of the Subscription Amount as set forth on such Purchaser’s signature page in the manner set forth below. By execution of this Agreement, the Purchaser hereby acknowledges and agrees that (i) the original promissory note dated February 2, 2023 (the “2023 Note”), issued pursuant to the Securities Purchase Agreement dated January 31, 2023, had an initial principal amount of US$9,000,000, of which the Company repaid US$1,500,000 upon its original maturity, and the remaining principal of US$7,500,000 was extended under an amendment dated February 2, 2024 (the “2024 Note”); (ii) upon the maturity of the 2024 Note, the Company repaid an additional US$4,000,000, reducing the outstanding principal to US$3,500,000; and (iii) upon issuance of the Note under this Agreement, the 2023 Note, as amended, will have been satisfied in full and deemed fully paid, with no further obligations owed by the Company under the 2023 Note or the 2024 Note.

(b) As set forth in the Note, at the election of the holder of the Note, such Note shall be convertible into certain number of ordinary shares of the Company at the Conversion Price, being 90% of the closing price, pursuant to Nasdaq.com, of the Company’s Ordinary Shares on the trading day immediately preceding the date of the Conversion Notice, which shall not be lower than the Floor Price, being 20% of the Nasdaq Official Closing Price of the Company’s Ordinary Shares immediately prior to the execution of this Agreement.

Section 2.02 Closing.

(a)	Closing. Subject to satisfaction or, to the extent permissible, waiver by the Party or Parties entitled to the benefit of the relevant Conditions, of all the Conditions (other than Conditions that by their nature are to be satisfied at Closing, but subject to the satisfaction or, to the extent permissible, waiver of those Conditions at Closing), the closing of the sale and purchase of the Note pursuant to this Section 2.02(a) (the “Closing”) shall take place remotely by electronic means on the date of this Agreement (the “Closing Date”).

(b)	Payment and Delivery. At Closing,

(i)	the Purchaser shall deliver to the Company an executed copy of this Agreement.

(ii)	the Company shall deliver to the Purchaser (1) an executed copy of this Agreement, and (2) a copy of the duly executed Note in the name of such Purchaser electronically.

(c)	Restrictive Legend. The Note shall bear the following legend:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR UNDER THE SECURITIES LAWS OF ANY STATE. THIS SECURITY MAY NOT BE TRANSFERRED, SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED WITHIN THE UNITED STATES IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR TO ANY “U.S. PERSON,” AS SUCH TERM IS DEFINED IN REGULATION S UNDER THE ACT, DURING THE 40 DAYS FOLLOWING ACQUISITION OF THE SECURITY BY THE HOLDER THEREOF. ANY ATTEMPT TO TRANSFER, SELL, PLEDGE OR HYPOTHECATE THIS SECURITY IN VIOLATION OF THESE RESTRICTIONS SHALL BE VOID.

ARTICLE III

CONDITIONS TO CLOSING

Section 3.01 Conditions to Obligations of All Parties.

(a) No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any law, rule, regulation, judgment, injunction, order or decree (in each case, whether temporary, preliminary or permanent) that is in effect and restrains, enjoins, prevents, prohibits or otherwise makes illegal the consummation of the transactions contemplated by the Transaction Agreements.

(b) No action, suit, proceeding or investigation shall have been instituted or threatened by a Governmental Authority or any third party that seeks to restrain, enjoin, prevent, prohibit or otherwise make illegal the consummation of the transactions contemplated by the Transaction Agreements.

Section 3.02 Conditions to Obligations of Purchaser. The obligations of the Purchaser to subscribe for, purchase and pay for the Subject Securities as contemplated by this Agreement are subject to the satisfaction, on or before the Closing Date, of the following conditions, any of which may be waived in writing by such Purchaser in its sole discretion:

(a) The Company Fundamental Warranties shall have been true and correct in all respects on and as of the Closing Date as though such representations and warranties were made on and as of the Closing Date (except for representations and warranties that expressly speak as of a specified date, in which case on and as of such specified date). Other representations and warranties of the Company contained in Section 4.01 of this Agreement shall have been true and correct in all material respects (or, if qualified by “materiality,” “Material Adverse Effect” or similar qualifications, true and correct in all respects) on and as of the Closing Date as though such representations and warranties were made on and as of the Closing Date (except for representations and warranties that expressly speak as of a specified date, in which case on and as of such specified date).

(b) The Company shall have duly executed and delivered or shall have caused to be duly executed and delivered each Transaction Agreement to which it is a party to the Purchaser at or prior to Closing.

Section 3.03 Conditions to Obligations of the Company. The obligations of the Company to issue and sell the Subject Securities to the Purchaser as contemplated by this Agreement are subject to the satisfaction, on or before the Closing Date, of each of the following conditions with respect to such Purchaser, any of which may be waived in writing by the Company in its sole discretion:

(a) The Purchaser Fundamental Warranties shall have been true and correct in all respects on and as of the Closing Date as though such representations and warranties were made on and as of the Closing Date (except for representations and warranties that expressly speak as of a specified date, in which case on and as of such specified date). Other representations and warranties of the Purchaser contained in Section 4.02 of this Agreement shall have been true and correct in all material respects (or, if qualified by “materiality,” “Material Adverse Effect” or similar qualifications, true and correct in all respects) on and as of the Closing Date as though such representations and warranties were made on and as of the Closing Date (except for representations and warranties that expressly speak as of a specified date, in which case on and as of such specified date).

(b) The Purchaser shall have performed and complied with all, and not be in breach or default under any, agreements, covenants, conditions and obligations contained in this Agreement that are required to be performed or complied with on or before the Closing Date, including making the payments of the Subscription Amount to the Company.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Section 4.01 Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchaser that, except as set forth in the Company SEC Documents:

(a) Due Formation. The Company is an exempted company, duly incorporated, validly existing and in good standing under the laws of the Cayman Islands.

(b) Authority; Valid Agreement. The Company has all requisite legal power and authority to execute, deliver and perform its obligations under the Transaction Agreements to which it is a party and each other agreement, certificate, document and instrument to be executed by the Company pursuant to this Agreement and each other Transaction Agreement. The execution, delivery and performance by the Company of this Agreement and each other Transaction Agreement to which it is a party and the performance by the Company of its obligations hereunder and thereunder have been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been, and each other Transaction Agreement to which it is a party will be duly executed and delivered by the Company and, assuming due authorization, execution and delivery by the relevant Purchaser(s), constitutes (or, when executed and delivered in accordance herewith will constitute) a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement may be limited by general principles of equity, whether applied in a court of law or a court of equity, and by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar law affecting creditors’ rights and remedies generally (the “Bankruptcy and Equity Exception”).

(c) Capitalization. The authorized capital stock of the Company is US$250,000 divided into 25,000,000,000 Ordinary Shares with a par value of US$0.00001 each. All issued and outstanding Ordinary Shares have been duly authorized and validly issued and are fully paid and non-assessable, are free of preemptive rights, were issued in compliance with applicable U.S. and other applicable securities laws.

(d) Valid Issuance. The Subject Securities have been duly and validly authorized for issuance by the Company. The Ordinary Shares that will be issued upon conversion of the Note pursuant to the terms therein, when issued and delivered by the Company to the Purchaser and registered in the register of members of the Company will (i) be duly and validly issued, fully paid and non-assessable, (ii) rank pari passu with, and carry the same rights in all respects as, the other Ordinary Shares then in issue, (iii) be entitled to all dividends and other distributions declared, paid or made thereon, and (iv) free and clear of any pledge, mortgage, security interest, encumbrance, lien, charge, assessment, right of first refusal, right of pre-emption, third party right or interest, claim or restriction of any kind or nature, except for restrictions arising under the Securities Act or as disclosed in the Company SEC Documents or created by virtue of the transactions under this Agreement (collectively, the “Encumbrances”).

(e) Non-contravention. None of the execution and the delivery of this Agreement and other Transaction Agreements, nor the consummation of the transactions contemplated hereby or thereby, will (i) violate any provision of the organizational documents of the Company, (ii) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental entity or court to which the Company is subject, or (iii) conflict with, result in a breach of, constitute a default under, result in the acceleration of or creation of any Encumbrances under, or create in any party the right to accelerate, terminate, modify, or cancel, any agreement, contract, lease, license, instrument, or other arrangement to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the Company’s or any of its Subsidiaries’ assets are subject, except, in the case of (ii) and (iii) above, for such conflicts, breach, defaults, rights or violations, which would not reasonably be expected to result in a Material Adverse Effect. There is no action, suit or proceeding, pending or, to the knowledge of the Company, threatened against the Company that questions the validity of the Transaction Agreements or the right of the Company to enter into this Agreement or to consummate the transactions contemplated hereby or thereby.

(f) Consents and Approvals. None of the execution and delivery by the Company of this Agreement or any Transaction Agreement, nor the consummation by the Company of any of the transactions contemplated hereby or thereby, nor the performance by the Company of this Agreement or other Transaction Agreements in accordance with their respective terms requires the consent, approval, order or authorization of, or registration with, or the giving notice to, any governmental or public body or authority or any third party, except such as have been or will have been obtained, made or given on or prior to the Closing Date and except for any filing or notification required to made with the SEC or the Nasdaq regarding the issuance of the Subject Securities.

(g) Litigation. Except as disclosed in the Company SEC Documents and to the knowledge of the Company there are no pending or threatened actions, claims, demands, investigations, examinations, indictments, litigations, suits or other criminal, civil or administrative or investigative proceedings before or by any Governmental Authority or by any other person against the Company or any of its Subsidiaries, which would, individually or in the aggregate, have a Material Adverse Effect.

(h) No Additional Representations. The Company makes no representations or warranties as to any matter whatsoever except as expressly set forth in this Agreement or in any certificate delivered by the Company to the Purchaser in accordance with the terms thereof.

Section 4.02 Representations and Warranties of The Purchaser. The Purchaser hereby represents and warrants as of the date hereof and as of the Closing Dates to the Company as follows (unless as of a specific date therein):

(a) Organization; Authority. The Purchaser is either an individual or an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by the Transaction Agreements and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of the Transaction Agreements and performance by the Purchaser of the transactions contemplated by the Transaction Agreements have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of the Purchaser. Each Transaction Agreement to which it is a party has been duly executed by the Purchaser, and when delivered by the Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Purchaser, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b) Own Account. The Purchaser is acquiring the Subject Securities as principal for its own account and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Subject Securities (this representation and warranty not limiting the Purchaser’s right to sell the Subject Securities pursuant to the Registration Statement or otherwise in compliance with applicable federal and state securities laws). The Purchaser is acquiring the Subject Securities hereunder in the ordinary course of its business.

(c) Purchaser Status. Such Purchaser is not a “U.S. person” as defined in Rule 902 of Regulation S. Such Purchaser has not been subject to any “directed selling efforts” within the meaning of Rule 903 of Regulation S under the Securities Act in connection with its execution of this Agreement. At the time the Purchaser was offered the Securities, it was, and as of the date hereof it is, either: (i) an “accredited investor” as defined in Rule 501 under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act.

(d) Experience of The Purchaser. The Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Subject Securities, and has so evaluated the merits and risks of such investment. The Purchaser is able to bear the economic risk of an investment in the Subject Securities and, at the present time, is able to afford a complete loss of such investment.

(e) Access to Information. The Purchaser acknowledges that it has had the opportunity to review the Transaction Agreements (including all exhibits and schedules thereto) and the Company SEC Documents and has been afforded, (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Subject Securities and the merits and risks of investing in the Subject Securities; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.

ARTICLE V

OTHER AGREEMENTS OF THE PARTIES

Section 5.01 Distribution Compliance Period. The Purchaser agrees not to resell, pledge or transfer any of its Note and/or Conversion Shares within the United States or to any U.S. Person, as each of those terms is defined in Regulation S, during the forty (40) days following its Closing Date.

Section 5.02 Further Assurances. From the date of this Agreement until the Closing Date, the Company and such Purchaser shall use their reasonable best efforts to fulfill or obtain the fulfillment of the conditions precedent to the consummation of the transactions contemplated hereby with respect to such Purchaser.

Section 5.03 Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market such that it would require shareholder approval prior to the closing of such other transaction unless shareholder approval is obtained before the closing of such subsequent transaction.

Section 5.04 Securities Laws Disclosure; Publicity. Within the time required by the Exchange Act, the Company shall file a Current Report on Form 6-K, including the Transaction Agreements as exhibits thereto, with the SEC.

Section 5.05 Non-Public Information. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company covenants and agrees that neither it, nor any other Person acting on its behalf, will provide the Purchaser or its agents or counsel with any information that the Company believes constitutes material non-public information.

ARTICLE VI

MISCELLANEOUS

Section 6.01 Venue. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Agreements (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state or federal courts sitting in the Borough of Manhattan, New York, New York. Each Party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the Borough of Manhattan, New York, New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Agreements), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding.

Section 6.02 Governing Law. This Agreement and all questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed in accordance with the laws of State of New York without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the State of New York to the rights and duties of the Parties hereunder.

Section 6.03 No Third Party Beneficiaries. A person who is not a party to this Agreement has no right to enforce any term of this Agreement.

Section 6.04 Amendment. This Agreement shall not be amended, changed or modified, except by another agreement in writing executed by the Parties hereto.

Section 6.05 Binding Effect. This Agreement shall inure to the benefit of, and be binding upon, each of the parties and their respective heirs, successors and permitted assigns and legal representatives.

Section 6.06 Assignment. Neither this Agreement nor any of the rights, duties or obligations hereunder may be assigned, as between the Purchaser and the Company, without the express written consent of such Purchaser and the Company. Any purported assignment in violation of the foregoing sentence shall be null and void.

Section 6.07 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto at or prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the second (2nd) Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth below or on the signature pages attached hereto.

If to the Company:

Mercurity Fintech Holding Inc.

Address:	1330 Avenue of the Americas, 33rd Floor, New York, NY 10019
Email:	[REDACTED] and [REDACTED]
Attention:	Shi Qiu

With a copy to the Company’s Counsel at (which shall not constitute notice):

Address:	1185 Avenue of the Americas, 31st Floor, New York, New York 10036
Email:	[REDACTED]
Attention:	Huan Lou

If to the Purchaser(s): see the Purchaser’s signature page.

Any Party may change its address for purposes of this Section 6.07 by giving the other Parties hereto written notice of the new address in the manner set forth above. For the avoidance of doubt, only notice delivered to the address and person of the Parties to this Agreement shall constitute effective notice to such Party for the purposes of this Agreement.

Section 6.08 Entire Agreement. This Agreement and the other Transaction Agreements including the schedules and exhibits hereto and thereto constitutes the entire understanding and agreement between the Parties with respect to the matters covered hereby and thereby, and all prior agreements and understandings, oral or in writing, if any, between the Parties with respect to the matters covered hereby and thereby are merged and superseded by this Agreement and the other Transaction Agreements.

Section 6.09 Severability. If any provisions of this Agreement shall be adjudicated to be illegal, invalid or unenforceable in any action or proceeding whether in its entirety or in any portion, then such provision shall be deemed amended, if possible, or deleted, as the case may be, from the Agreement in order to render the remainder of the Agreement and any provision thereof both valid and enforceable, and all other provisions hereof shall be given effect separately therefrom and shall not be affected thereby.

Section 6.10 Fees and Expenses. The expenses incurred in connection with the negotiation, preparation and execution of this Agreement and other Transaction Agreements and the transactions contemplated hereby and thereby, including fees and expenses of attorneys, accountants, consultants and financial advisors, shall be the responsibility of the Party incurring such expenses.

Section 6.11 Termination.

(a) This Agreement shall automatically terminate as between the Company and the Purchaser upon the earliest to occur of:

(i) the written consent of each of the Company and such Purchaser; or

(ii) by the Company or such Purchaser in the event that any Governmental Authority shall have issued a judgment or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by the Transaction Agreements and such judgment or other action shall have become final and non-appealable.

(b) Upon the termination of this Agreement, this Agreement will have no further force or effect, except for the provisions of Section 6 hereof, which shall survive any termination under this Section 6; provided that neither the Company nor the Purchaser shall be relieved or released from any liabilities or damages arising out of (i) fraud or (ii) any breach of this Agreement prior to such termination.

Section 6.12 Headings. The headings of the various articles and sections of this Agreement are inserted merely for the purpose of convenience and do not expressly or by implication limit, define or extend the specific terms of the section so designated.

Section 6.13 Execution in Counterparts. For the convenience of the Parties and to facilitate execution, this Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one and the same instrument. Signatures in the form of facsimile or electronically imaged “PDF” shall be deemed to be original signatures for all purposes hereunder.

Section 6.14 Waiver. No waiver of any provision of this Agreement shall be effective unless set forth in a written instrument signed by the Party waiving such provision. No failure or delay by a Party in exercising any right, power or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of the same preclude any further exercise thereof or the exercise of any other right, power or remedy.

Section 6.15 Adjustment of Share Numbers. If there is a subdivision, split, stock dividend, combination, reclassification or similar event with respect to any of the ordinary shares, including the Conversion Shares referred to in this Agreement, then, in any such event, the numbers and types of shares referred to in this Agreement shall be equitably adjusted as appropriate to the number and types of shares of such stock that a holder of such number of shares of such stock would own or be entitled to receive as a result of such event of such holder had held such number of shares immediately prior to the record date for, or effectiveness of, such event.

[Signature pages follow]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed on the date first above written.

For and on behalf of
Mercurity Fintech Holding Inc.

By:	/s/ Shi Qiu
Name:	Shi Qiu
Title:	Chief Executive Officer

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be executed on the date first above written.

Name of Purchaser: Viner Total Investments Fund

Signature of Authorized Signatory of Purchaser:	/s/ Viner Total Investments Fund

Name of Authorized Signatory:

Title of Authorized Signatory: Director of Investment Manager

Address for Notice to Purchaser: [REDACTED]

Address for Delivery of Securities to Purchaser (if not same as address for notice):

Email Address:

Subscription Amount: US$3,500,000.00

Number of Note to Be Issued: one (1)

Note Subscription Date: February 3, 2025

[Signature Page to Securities Purchase Agreement]

EXHIBIT A

FORM OF UNSECURED CONVERTIBLE PROMISSORY NOTE